                                                                   EXHIBIT 10.14

                            EXECUTIVE STOCK AGREEMENT

      EXECUTIVE STOCK AGREEMENT, dated as of December 10, 1996, by and among TOWN SPORTS INTERNATIONAL, INC., a New York corporation (the "Company"), ROBERT GIARDINA (the "Executive"), BRUCKMANN, ROSSER, SHERRILL & CO., L.P., a Delaware limited partnership ("BRS"), FARALLON CAPITAL PARTNERS, L.P., a California limited partnership ("FCP"), FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P., a California limited partnership, RR CAPITAL PARTNERS, L.P., a Delaware limited partnership, and FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P., a California limited partnership (together with FCP, FCIP and RRC, the "Farallon Investors", and individually, a "Farallon Investor"). BRS and each Farallon Investor is referred to herein as an "Investor" and collectively, as the "Investors". Capitalized terms used herein but not otherwise defined shall have the meanings assigned to such terms in Section 1.

      WHEREAS, the Executive owns (a) such number of shares of Class A Common designated on Schedule I as "Retained Shares" (collectively, the "Retained Shares") after giving effect to the Merger pursuant to the terms of the Merger Agreement and (b) has agreed to acquire (i) such number of shares of Class A Common designated on Schedule I as "Acquired Shares" (the "Acquired Shares", and together with the Retained Shares, the "Shares"), and (ii) to the extent set forth on Schedule I, shares of Series B Preferred (the "Acquired Preferred Shares"), pursuant to the terms hereof.

      WHEREAS, the Executive has entered into (i) a Common Stock Option Agreement, dated as of the date hereof, with the Company (as amended, restated or modified from time to time, the "Common Option Agreement") pursuant to which the Company has granted the Executive certain Common Options and (ii) a Preferred Stock Option Agreement, dated as of the date hereof, with the Company (as amended, restated or modified from time to time, the "Preferred Option Agreement") pursuant to which the Company has granted the Executive certain Preferred Options.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement agree as follows:

      1. DEFINITIONS. As used herein, the following terms shall have the following meanings:

      "Accredited Investor" has the meaning ascribed to such term in Regulation D of the Securities Act, as amended.

      "Achieved Equity Value" means, as of any date of determination, (a) the Actual EBITDA for the four consecutive fiscal quarter period ending on the fiscal quarter ending immediately prior to such date multiplied by 5.5 minus (b) the sum of (i) all outstanding Indebtedness of the Company and its Subsidiaries, less cash and cash equivalents held by the Company and its Subsidiaries, as of such date, (ii) the aggregate Liquidation Value of all Preferred Stock (plus all accrued and unpaid dividends thereon) outstanding as of such date, and (iii) aggregate Preferred Option Value for all Series B Option Shares outstanding as of such date.

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      "Actual EBITDA" means the Consolidated EBITDA of the Company and its
Subsidiaries for any particular four fiscal quarter period, derived from the Company's consolidated financial statements for such four fiscal quarter period certified by the Company's chief financial officer.

      "Board" means the Company's board of directors, as in effect from time to time.

      "Cause" means any of the following with respect to the Executive: (i) a material breach of the Executive's covenants under this Agreement or any other agreement with the Company or its Subsidiaries (including, without limitation, this Agreement, the Common Option Agreement, the Preferred Option Agreement, the Shareholders Agreement and the Registration Rights Agreement) not cured within 15 days after the receipt of written notice of such breach from the Company;
(ii) the commission by the Executive of a felony, a crime involving moral turpitude or other act causing material harm to the standing and reputation of the Company or any of its Subsidiaries; (iii) the Executive's repeated and deliberate failure to comply with the lawful and reasonable written directives of the Board; or (iv) theft or embezzlement of a material amount of money or property of the Company or any of its Subsidiaries, perpetration or participation in a fraud, on the Company or any of its Subsidiaries.

      "Certificate of Incorporation" means the Company's Certificate of Incorporation as in effect after giving effect of the merger and other transactions contemplated by the Merger Agreement.

      "Class A Common" means the Company's Class A Common Stock, par value $.01 per share.

      "Common Executive Shares" means, collectively, (i) the Shares, the Common Option Shares, and any other shares of Common Stock hereafter acquired or received by the Executive from the Company, and (ii) any shares of the Company's capital stock issued with respect to shares of Common Stock set forth in clause
(i) by way of merger, consolidation, reclassification, stock split, reverse stock split, stock dividend or other recapitalization. Common Executive Shares shall continue to be Common Executive Shares in the hands of any holder other than such Executive (including, without limitation, any Permitted Transferee of the Executive), except for the Company, the Investor or any transferee in an underwritten public offering registered under the Securities Act. Except as otherwise provided herein, each such other holder of Common Executive Shares will succeed to all rights and obligations attributable to the Executive as a holder of Common Executive Shares hereunder.

      "Common Option Shares" means any shares of Class A Common (or any other securities) issued or issuable upon exercise of Common Options granted to the Executive.

      "Common Options" means, collectively, the options to purchase Common Stock, if any, granted to the Executive pursuant to the Common Option Agreement.

      "Common Stock" means collectively, the Class A Common, the Company's Class B Common Stock, par value $.001 per share and any other class of Common Stock of the Company, or if such outstanding Common Stock is hereafter changed into or exchanged for different securities of the Company, such other securities.

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      "Consolidated EBITDA" means, for any period, (a) the sum of (1) the net income of the Company and its Subsidiaries for such period taken as a single accounting period determined in conformity with GAAP, (ii) provisions for cash taxes based on income, (iii) total interest expense, (iv) amortization or write-off of deferred financing costs to the extent included in net income, (v) depreciation expense, (vi) amortization expense, (vii) deferred rent expenses,
(viii) without duplication, all other non-cash charges included in determining net income for such period, (ix) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring losses, minus (b) the amount for such period of gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary or nonrecurring gains, all as determined on a consolidated basis in accordance with GAAP.

      "Executive Shares" means, collectively, (i) the Common Executive Shares and (ii) the Preferred Executive Shares.

      "Fair Market Value" means, as of any date of determination, (i) for each share of Common Stock, the average of the closing per share prices of the sales of the Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked per share prices quoted in the NASDAQ National Market System as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted in the NASDAQ National Market System, the average of the highest bid and lowest asked per share prices on such day in the domestic over-the-counter market as reported by the NASDAQ National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 trading days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive trading days prior to such day. If at any time the Common Stock is not so listed on any securities exchange or quoted in the NASDAQ National Market System or the domestic over-the-counter market, the Fair Market Value will be the Achieved Equity Value divided by all shares of Common Stock outstanding on a fully diluted basis as determined in good faith by the Board and set forth in a written notice to the Executive and (ii) for each share of Series B Preferred, the Liquidation Value thereof (plus accrued and unpaid dividends thereon) and (iii) for each Series B Option Share issuable upon exercise of the Preferred Options, the Preferred Option Value thereof; provided, that with respect to the determination described in clause (i), if the Executive objects to such determination in writing within 10 days of the receipt of such determination from the Board, the Fair Market Value of each share of Common Stock shall be determined by an accounting firm mutually selected by the Board and the Executive; and the costs of such accounting firm shall be borne by the party whose determination is farther from the determination of such accounting firm.

      "Indebtedness" means all indebtedness of the Company or any of its Subsidiaries determined on a consolidated basis including, without limitation
(i) all obligations for borrowed money or evidenced by bonds, debentures, notes, letters of credit or other similar instruments, (ii) obligations as lessee under capital leases, (iii) obligations to pay the deferred purchase price of property or services, except accounts payable arising in the ordinary course of business and (iv) all indebtedness of other Persons guaranteed or otherwise supported by the Company or any of its Subsidiaries to the extend classified as debt in accordance with GAAP, it being understood that all obligations with respect to any items listed in clauses (i) through (iv) above include,

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without limitation, obligations for interest, principal, prepayment penalties, premiums, fees, expenses, indemnities and breakage or similar charges.

      "Initial Public Offering" means the sale of shares of Common Stock in an underwritten initial public offering registered under the Securities Act where, after such offering, the Common Stock sold in such offering is subject to being traded on the NASDAQ National Market or a national securities exchange.

      "Liquidation Value" means, with respect to any share of Preferred Stock, the Liquidation Value thereof as determined in accordance with the Company's Certificate of Incorporation, as in effect from time to time.

      "Merger" means the merger of TSI Merger Sub, Inc. with and into the Company pursuant to the terms and conditions of the Merger Agreement.

      "Merger Agreement" means the Agreement and Plan of Merger, dated as of November 8, 1996, by and among TSI Merger Sub, Inc., the Company, certain shareholders and option holders of the Company listed on the signature pages thereto, as the same may be amended, restated or modified from time to time.

      "Original Cost" means, (i) for each Retained Share, $1.00 per share, (ii) for each other share of Common Stock acquired by the Executive, including any Acquired Share, the amounts per share paid by the Executive to the Company as the purchase price for such share of Common Stock, and (iii) for each Common Option Share, the per share exercise price paid by the Executive to the Company upon exercise of the Common Option pursuant to which such Common Option Share was issued, in each case, adjusted for any merger, consolidation, reclassification, stock split, reverse stock split, stock dividend or other recapitalization.

      "Permitted Transferee" means, as to any Person, the "Permitted Transferees" (as defined in the Shareholders Agreement) of such Person.

      "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a government entity (or any department, agency or political subdivision thereof.)

      "Preferred Executive Shares" means, collectively, the Acquired Preferred Shares and the Preferred Option Shares.

      "Preferred Option Shares" means any shares of Series B Preferred (or any other securities) issued or issuable upon exercise of Preferred Options granted to the Executive.

      "Preferred Option Value" means, for any Series B Options Share, the Liquidation Value (as defined in the Certificate of Incorporation) of such Series B Option Share plus the aggregate special accrual thereon less the aggregate exercise price then in effect payable for such Series B Option Shares.

      "Preferred Options" means, collectively the options to purchase Series B Preferred, if any, granted to the Executive pursuant to the Preferred Option Agreement.

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

      "Preferred Stock" means, collectively, the Series B Preferred, the Company's Series A Preferred Stock, par value $1.00 per share, and any other class or series of the Company's preferred stock, or if such outstanding Preferred Stock is hereafter changed into or exchanged for different securities of the Company, such other securities.

      "Registration Rights Agreement" means the Registration Rights Agreement, dated as of December 10, 1996, by and among the Company, the Executive and certain shareholders of the Company, as the same may be amended, restated or modified from time to time.

      "Restricted Shares" means the number of Common Executive Shares designated as "Restricted Shares" on Schedule I.

      "Sale of the Company" means the sale of the Company, in a single transaction or a series of related transactions, to an Unaffiliated Third Party pursuant to which such Unaffiliated Third Party acquires all of the outstanding Common Stock (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding Common Stock or otherwise) or all or substantially all of the consolidated assets of the Company.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Shareholders Agreement" means the Shareholders Agreement, dated as of December 10, 1996, by and among the Company, the Executive and certain shareholders of the Company, as the same may be amended, restated or modified from time to time.

      "Series B Option Shares" means the shares of the Company's Series B Preferred Stock, par value $1.00 per share, issuable but not actually issued upon exercise of the Preferred Options and the options to purchase such shares pursuant to certain Preferred Stock Option Agreements, dated as of the date hereof, by and between the Company and certain other employees of the Company, as amended, restated or modified from time to time.

      "Series B Preferred" means the Company's Series B Preferred Stock, par value $1.00 per share, having the rights and privileges set forth in the Company's Certificate of Incorporation or if such outstanding Series B Preferred is hereafter changed or exchanged for different securities of the Company, such other securities.

      "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company association or other business entity of which (i) if a corporation or a limited liability company, a majority of the total voting power of securities entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons shall be allocated a majority of partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such partnership, association or other business entity.

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      "Unaffiliated Third Party" means any Person who, immediately prior to the contemplated transaction (i) does not own in excess of 5% of the Common Stock on a fully diluted basis (a "5% Owner", (ii) is not controlling, controlled by or under common control with any such 5% Owner and (iii) is not the spouse or descendent (by birth or adoption) of any such 5% Owner or a trust for the benefit of such 5% Owner and/or such other Persons.

      2. AUTHORIZATION AND CLOSING.

      (a) Authorization. The Company shall authorize the issuance and/or sale to the Executive of the Shares and the Acquired Preferred Shares. The Acquired Preferred Shares shall have the terms and conditions set forth on Exhibit A hereto.

      (b) Purchase and Sale. Subject to the terms and conditions of this Agreement, at the Closing the Executive agrees to purchase from the Company, and the Company agrees to sell to the Executive, (i) the Acquired Shares at a price of $1.00 per share and (ii) the Acquired Preferred Shares at a price of $35.00 per share, if any, free and clear of any liens, for an aggregate purchase price of $50,651.00 (the "Purchase Price").

      (c) 83(b) Election. Within thirty (30) days after the Executive acquires any Executive Shares from the Company, the Executive will make an effective election with the Internal Revenue Service under Section 83(b) of the Code in the form attached hereto as Exhibit A.

      (d) Closing. The issuance and delivery of the Shares and the Acquired Preferred Shares, if any, to the Executive and all other transactions contemplated hereby shall occur at the same time and place as the closing of the Merger as set forth in the Merger Agreement (such time and date, the "Closing Date"). On the Closing Date, (i) the Executive shall pay for the Acquired Shares and the Acquired Preferred Shares, if any, in immediately available funds or such other form of payment acceptable to the Company acceptable to the Company and shall deliver to the Company the stock certificates required pursuant to the terms of the Merger Agreement and (ii) the Company will issue and deliver certificates for the Shares and the Acquired Preferred Shares, if any to the Executive.

      3. VESTING.

      (a) Normal Vesting. All Shares which are not Restricted Shares are fully vested as of the date hereof. Restricted Shares are subject to the vesting provisions contained in this Section 3 and none of the Restricted Shares are vested as of the date hereof. So long as the Executive shall have been employed by the Company through each of the dates set forth below (each, a "Vesting Date"), a percentage of the total Restricted Shares set forth opposite such Vesting Date shall vest in such Executive as of such Vesting Date (such Restricted Shares which have so vested, the "Vested Shares", and any Restricted Shares which have not so vested, the "Unvested Shares"):

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
                            Cumulative
                            Percentage
   Vesting Date       of Restricted Shares
   ------------       --------------------
December 10, 1997              20%
December 10, 1998              40%
December 10, 1999              60%
December 10, 2000              80%
December 10, 2001             100%

      (b) Accelerated Vesting. Notwithstanding anything contained in this
Section 3 to the contrary, if the Executive has been employed by the Company from the date hereof through the earlier of (i) the date of consummation of a Sale of the Company or (ii) the consummation of an Initial Public Offering, the portion of any Restricted Shares which are Unvested Shares as of such date shall be deemed to be immediately vested and exercisable.

      4. REPURCHASE OF SHARES

      (a) Repurchase Option. In the event of the Executive's termination of employment with the Company for any reason (the date on which such termination occurs, the "Termination Date"), the Company and the Investors shall have an option (a "Repurchase Option"), exercisable within 90 days following the Termination Date (the "Expiration Date"), to purchase from the Executive and his or her Permitted Transferees, if any, any of the Executive Shares held by the Executive at a price per share as determined pursuant to Section 4(e) below; provided, any such repurchase of Executive Shares shall be allocated ratably between the Common Executive Shares and Preferred Executive Shares such that for each Common Executive Share so repurchased, a number of Preferred Executive Shares equal to the total number of Preferred Shares held by the Executive divided by the total number of Common Executive Shares held by the Executive shall be purchased, in each case determined as of the Termination Date. In connection with such Repurchase Option, the Company shall provide written notice to the Investors promptly after the Termination Date of (i) such Executive's termination, (ii) the number of Executive Shares subject to the Repurchase Option, and (iii) the purchase price for each such Executive Share. Any Investor may transfer its rights under this Section 4 to any of its Permitted Transferees. Any Unvested Shares not repurchased hereunder prior to the Expiration Date shall immediately become Vested Shares (provided Executive complies with all provisions of this Section 4).

      (b) Repurchase by the Company. Within 45 days after the Termination Date, the Company may exercise its Repurchase Option by delivery of written notice (each, a "Repurchase Notice") to the holder or holders of Executive Shares. The Repurchase Notice shall set forth the number of Executive Shares to be acquired from such holder or holders of Executive Shares, and the aggregate consideration to be paid for such Executive Shares. The number of Executive Shares to be repurchased by the Company shall first be satisfied to the extent possible from the Executive Shares held by the Executive at the time of delivery of the Repurchase Notice. If the number of Executive Shares held by the Executive is less than the total number of Executive Shares the Company has elected to purchase, the Company shall purchase the remaining Executive Shares elected to be purchased from the Permitted Transferee(s) of the

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Executive Shares, pro rata according to the number of Executive Shares held by such Permitted Transferee(s) on the Termination Date (determined as nearly as practicable to the nearest share).

      (c) Repurchase by the Investor. If for any reason the Company does not elect to purchase all of the Executive Shares pursuant to the Repurchase Option, then the Investors shall be entitled to exercise the Repurchase Option for all or any portion of the number of Executive Shares the Company has not elected to purchase (the "Available Shares"). Each of the Investors shall have a right to purchase a pro rata portion of the Available Shares based on the total number of shares of Common Stock then held by each Investor; provided, that if any Investor elects not to purchase its pro rata portion of the Available Shares, the other Investor shall have the right to purchase any such remaining Available Shares. As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 45 days after the Termination Date, the Company shall deliver a written notice to each holder of Executive Shares and the Investors as to the number of Executive Shares being purchased from each such holder by the Company and each Investor and the time and place of the closing of the transaction (which in no event shall be after the 90th day following the Termination Date) (the "Supplemental Repurchase Notice"). At the time the Company delivers the Supplemental Repurchase Notice to each such holder of Executive Shares, each Investor shall also receive written notice from the Company setting forth the number of Available Shares it has elected to purchase, the aggregate purchase price and the time and place of the closing of the transaction. The Repurchase Option with respect to any Executive Shares not repurchased on or prior to the Expiration Date shall terminate (provided Executive complies with the provisions of this Section 4).

      (d) Closing of Repurchase of Executive Shares. The purchase of Executive Shares pursuant to this Section 4 will be closed at the Company's executive offices at the time specified in the Supplemental Repurchase Notice. At the closing, the purchaser or purchasers shall pay the purchase price in the manner specified in Section 4(c) and the holder or holders of the Executive Shares being so purchased shall deliver the certificate or certificates (or duly executed affidavits of lost certificates in accordance with the Certificate of Incorporation) representing any such Executive Shares to the purchaser or purchasers or their nominees, accompanied by duly executed stock powers. Any purchaser of Executive Shares under this Section 4 shall be entitled to receive customary representations and warranties from such holder or holders of the Executive Shares being so purchased regarding good title to such Executive Shares, free and clear of any liens or encumbrances.

      (e) Repurchase Option Purchase Price. In the event of the Executive's termination of employment with the Company for any reason other than for Cause, the purchase price per share of the Executive Shares repurchased pursuant to this Section 4 shall be the Fair Market Value thereof, except that the purchase price per share of Common Executive Shares which are Unvested Shares shall be the Original Cost thereof. In the event of the Executive's termination of employment with the Company for Cause, the purchase price per share of (i) the Common Executive Shares repurchased pursuant to this Section 4 shall be the lower of the Fair Market Value thereof and Original Cost thereof and (ii) the Preferred Executive Shares shall be the Fair Market Value thereof. For purposes of this Section 4(e), Fair Market Value shall be determined as of the Termination Date. The purchase price for the Executive Shares repurchased pursuant to the Repurchase Option shall be paid by a transfer of immediately available funds or certified check which shall be delivered to the Executive at the closing of such purchase.

      (f) Termination of Repurchase Option. All rights and obligations created pursuant to this Section 4 shall be extinguished upon the earlier of (i) a Sale of the Company or (ii) the consummation of an Initial Public Offering.

      5. NON-COMPETE; NONSOLICITATION.

      (a) Noncompetition.

      (i) As an inducement to the Company to enter into this Agreement and issue the Shares hereunder, the Executive agrees that, during (A) his/her period of employment with the Company, and (B) in the event that Executive resigns or Executive's employment is terminated by the Company for any reason, during the period which the Company is paying the Executive severance compensation (which shall be at a rate and an amount equal to the Executive's salary and health and other insurance benefits received by the Executive immediately prior to the Termination Date), such period not to exceed one year (the "Noncompete Period"), he shall not directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in, any business competing directly or indirectly with the business as now or hereafter conducted by the Company or any of its Subsidiaries which are logical extensions of the Company's current business, within any metropolitan area in which the Company or any of its Subsidiaries engages or has definitive plans to engage in such business; provided, that (x) the Executive shall not be precluded from purchasing or holding publicly-traded securities of any such entity so long as the Executive shall hold less than 2% of the outstanding units of any such class of securities and has no active participation in the business of such entity and
(y) the Company shall have notified the Executive of its agreement to provide such severance compensation (1) in the event of resignation, within five days after the Termination Date, and (2) in the event of termination, on or before the Termination Date). Notwithstanding anything contained herein to the contrary, the Executive's agreement set forth in clause (B) above shall not apply in the event that the Termination Date occurs after the fifth anniversary of the date of this Agreement.

      (ii) During the Noncompete Period, the Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries to leave the employ of the Company or any of its Subsidiaries, or in any way interfere with the relationship between the Company or any of its Subsidiaries and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries at any time during Executive's employment period except for such employees who have been terminated for at least six months or (iii) induce or attempt to induce any customer, supplier, licensee, franchisor or other business relation of the Company or any of its Subsidiaries to cease doing business with such member, or in any way interfere with the relationship between any such customer, supplier, licensee, franchisor or business relation, on the one hand, and any member of the Company or any of its Subsidiaries, on the other hand.

      (iii) The provisions of this Section 5(a) shall survive any termination of this Agreement.

      (iv) If, at the time of enforcement of this Section 5(a), a court of competent jurisdiction shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that such court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

      (b) Confidential Information. The Executive acknowledges that he may have access to certain confidential, non-public and proprietary information (the "Confidential Information"), concerning the Company and its Subsidiaries and their respective officers, directors, shareholders, employees, agents and representatives and agrees that: (i) unless pursuant to prior written consent by the Company, the Executive shall not disclose any Confidential Information or the provisions of this Agreement or knowledge of this Agreement's existence to any Person for any purpose whatsoever unless compelled by court order or subpoena; (ii) the Executive shall treat as confidential all Confidential Information and shall take reasonable precautions to prevent unauthorized access to the Confidential Information; (iii) the Executive shall not use the Confidential Information in any way detrimental to the Company or any of its Subsidiaries and shall use the Confidential Information for the exclusive purpose of effecting his duties of employment with the Company; and (iv) the Executive agrees that the Confidential Information obtained during his employment with the Company shall remain the exclusive property of the Company and its Subsidiaries, and the Executive shall promptly return to the Company all material which incorporates, or is derived from, all such Confidential Information immediately following the Termination Date. The Executive shall be responsible for any breach of the terms of this Section 5(b) by any holder of the Executive Shares. It is hereby agreed that Confidential Information does not include information generally available and known to the public or obtained from a source not bound by a confidentiality agreement with the Company.

      (c) Inventions and Patents. The Executive hereby agrees that all inventions, innovations or improvements in the method of conducting the business (including improvements, ideas and discoveries, whether patentable or not) of the Company or any of its Subsidiaries whether prior to the date hereof or thereafter, in each case conceived or made by him in the course of his employment with the Company, belong to the Company and its Subsidiaries, except for such inventions, innovations and improvements that have become part of the public domain and are not entitled to statutory or common law protection. The Executive will promptly disclose such inventions, innovation or improvements to the Board and perform all actions reasonably requested by the Board to establish and confirm such ownership by the Company or any of its Subsidiaries.

      6. RESTRICTIONS ON TRANSFER.

      (a) Shareholders Agreement. The Executive hereby acknowledges and understands that the Executive is a party to the Shareholders Agreement which governs and restricts the Executive's ability to transfer any Executive Shares and other matters relating to the Executive as a shareholder of the Company.

      (b) Legend. The certificates representing the Shares and the Acquired Preferred Shares will bear the following legend (in addition to the legend set forth in Section 7 of the Shareholders Agreement):

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND REPURCHASE OPTIONS SET FORTH IN AN EXECUTIVE STOCK AGREEMENT DATED AS OF DECEMBER 10, 1996 BETWEEN THE ISSUER THEREOF AND [NAME OF EXECUTIVE]."

      7. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As a material inducement to the Executive to enter into this Agreement and purchase the Shares, the Company hereby represents and warrants to the Executive as follows:

      (a) Organization. It is a corporation duly organized, validly existing and in good standing under the laws of New York.

      (b) Authorization. It has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      (c) No Conflict. The execution, delivery and performance by it of this Agreement, the performance by it of the transactions contemplated thereby and the fulfillment by it of and compliance by it with the terms and conditions hereof does not and will not, violate or conflict with any terms or provisions of (i) its articles of incorporation, bylaws or other organizational documents,
(ii) any contract, deed, lease or other agreement to which it is a party or to which any of its assets are subject or (iii) any judgment, decree, order, statute, rule or regulation applicable to it or any of its assets, except for such violations which could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to it is required in connection with its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby other than any of the foregoing, the failure of which to receive or make, as the case may be, could not reasonably be expected to materially impair or delay its ability to consummate the transactions contemplated hereby.

      (d) Capitalization. The Shares have been validly authorized, issued and are fully paid and nonassessable. The Common Options and the Preferred Options have been validly authorized and issued.

      8. REPRESENTATIONS AND WARRANTIES OF THE EXECUTIVE. As an inducement to the Company to enter into this Agreement and issue the Shares, the Executive hereby represents and warrants to the Company as follows:

      (a) Capacity and Power. The Executive has full capacity, power and authority to execute and deliver this Agreement, to perform his or her obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Executive and constitutes a valid and binding agreement, enforceable against him or her in accordance with its terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

      (b) No Conflict. The execution, delivery and performance by the Executive of this Agreement and the transactions contemplated hereby and the fulfillment by him or her of and compliance by him or her with the terms and conditions of this Agreement do not and will not, violate or conflict with any terms or provisions of (i) any contract, deed, lease or other agreement to which he or she is a party or to which any of his or her assets are subject or (ii) any judgment, decree, order, statute, rule or regulation applicable to, him or her or any of his or her assets, except for such violations which could not reasonably be expected to materially impair or delay his or her ability to consummate the transactions contemplated hereby. No consent, approval, order or authorization of, or registration, declaration or filing with, any government agency or public or regulatory unit, agency, body or authority with respect to him or her is required in connection with his or her execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby other than any of the foregoing, the failure of which to receive or make, as the case may be, could not reasonably be expected to materially impair or delay his or her ability to consummate the transactions contemplated hereby.

      (c) Investment. The Executive (i) understands that neither the Shares nor the Acquired Preferred Shares, if any, have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Shares and the Acquired Preferred Shares, if any, solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning the Company and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares and the Acquired Preferred Shares, if any, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Shares and the Acquired Preferred Shares, if any, and (vi) is an Accredited Investor.

      9. MISCELLANEOUS.

      (a) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

      (b) Entire Agreement. Except as otherwise expressly set forth herein, this Agreement, the Shareholders Agreement, the Common Option Agreement, the Preferred Option Agreement and the Registration Rights Agreement embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

      (c) Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other.

      (d) Counterparts. This Agreement may be executed in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

      (e) Remedies. The Company and the Executive each acknowledges that the Executive Shares are unique and recognizes and affirms that in the event of a breach of this Agreement by the Company or the Executive, money damages may be inadequate and the Executive, or the Company, as the case may be, may have no adequate remedy at law. Accordingly, the Company and the Executive each agrees that the Executive, or the Company, as the case may be, shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the obligations of the Company or the Executive (as the case may be) hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

      (f) Notices. All notices, demands, or other communications to be given or delivered under or by reason of the provision of this Agreement will be in writing and will be deemed given when delivered personally, mailed by certified or registered mail, return receipt requested, postage prepaid, or sent via nationally recognized overnight courier, or sent via facsimile to the recipient. Such notices, demands and other communications will be sent to the address indicated below:

                  If to the Executive:

                           The address for the Executive listed on the signature page hereto.

                  If to the Company, to:

                           Town Sports International, Inc.
                           888 Seventh Avenue, Suite 1801
                           New York, New York 10106
                           Attention:  Alex Alimanestianu
                           Facsimile No.:  (212) 246-8422

                           With copies to (which shall not constitute notice to the Company):

                           Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York 10022
                           Attention:  Stephen Edwards
                           Facsimile No.:  (212) 521-3799

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Facsimile No.:  (212) 446-4900

                  If to BRS:

                           c/o Bruckmann, Rosser, Sherrill & Co., Inc.
                           126 East 56th Street, 29th Floor
                           New York, New York 10022
                           Attention:  Stephen Edwards
                           Facsimile No.:  (212) 521-3799

                           With a copy to (which shall not constitute notice to BRS):

                           Kirkland & Ellis
                           Citicorp Center
                           153 East 53rd Street
                           New York, New York 10022-4675
                           Attention:  Kirk A. Radke, Esq.
                           Facsimile No.:  (212) 446-4900

                  If to any Farallon Investor:

                           c/o Farallon Capital Management, L.L.C.
                           One Maritime Plaza, Suite 1325
                           San Francisco, California 94111
                           Attention:  Jason M. Fish
                           Facsimile No.:  (415) 421-2133

                           With a copy to (which shall not constitute notice to any Farallon Investor):

                           Richards, Spears, Kibbe & Orbe
                           One Chase Manhattan Plaza, 57th Floor
                           New York, New York 10005
                           Attention:  William Q. Orbe, Esq.
                           Facsimile No.:  (212) 530-1801

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party.

      (g) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      (h) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the parties. No waiver by either party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

      (i) Waiver of Jury Trial. Each of the parties hereto waives any right it may have to trial by jury in respect of any claim, demand, action or cause of action based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto.

      (j) Time of the Essence; Computation of Time. Time is of the essence for each and every provision of this Agreement. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall upon a Saturday, Sunday, or any date on which banks in New York, New York are authorized to be closed, the party having such privilege or duty may exercise such privilege or discharge such duty on the next succeeding day which is a regular business day.

      (k) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

                                    * * * * *

      IN WITNESS WHEREOF, the parties have executed this Executive Stock Agreement on the date first above written.

                           TOWN SPORTS INTERNATIONAL, INC.

                           By: /s/ R. G. Pyle
                               -----------------------------------------------
                               Name: R.G. Pyle
                               Title: CFO

                           BRUCKMANN, ROSSER, SHERRILL & CO., L.P.

                           By: BRS Partners, Limited Partnership
                           Its: General Partner

                           By: /s/ Bruce C. Bruckmann
                               -----------------------------------------------
                               Name: Bruce C. Bruckmann
                               Title:

                           FARALLON CAPITAL PARTNERS, L.P.

                           By: Farallon Partners, L.L.C.
                           Its: General Partner

                           By: /s/ Mark C. Wehrly
                               -----------------------------------------------
                               Name: Mark C. Wehrly
                               Title: Managing Member

                           FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.

                           By: Farallon Partners, L.L.C.
                           Its: General Partner

                           By: /s/ Mark C. Wehrly
                               -----------------------------------------------
                               Name: Mark C. Wehrly
                               Title: Managing Member

                           RR CAPITAL PARTNERS, L.P.

                           By: Farallon Partners, L.L.C.
                           Its: General Partner

                           By: /s/ Mark C. Wehrly
                               -----------------------------------------------
                               Name: Mark C. Wehrly
                               Title: Managing Member

                           FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.

                           By: Farallon Partners, L.L.C.
                           Its: General Partner

                           By: /s/ Mark C. Wehrly
                               -----------------------------------------------
                               Name: Mark C. Wehrly
                               Title: Managing Member

                           EXECUTIVE

                           /s/ Robert Giardina
                           ---------------------------------------------------
                           Name: Robert Giardina
                           Address: